Exhibit 99.2

OCTIGABAY SYSTEMS CORPORATION
CONDENSED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2003	2003
ASSETS
Current
Cash	$1,690,868	$5,743,762
Short-term investments	10,045,291	8,710,376
Accounts receivable		317,357
Investment tax credits receivable	520,633	500,928
Goods and services taxes receivable	26,925	91,974
Prepaid expenses	62,498	62,476

Total current assets	12,346,215	15,426,873
Capital assets	1,129,718	861,918
Other assets	48,806	59,374

Total assets	$13,524,739	$16,348,165

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current
Accounts payable	169,839	140,358
Accrued liabilities	151,901	39,078
Provincial sales tax payable	1,840
Wages payable	240,851	145,502
Short term lease payable	73,599
Deferred lease inducement	113,050	108,772

Total current liabilities	751,080	433,710
Long-term deferred lease inducement	251,062	226,683
Dividends payable	1,312,124	707,607

Total liabilities	2,314,266	1,368,000
Preferred shares	17,860,773	17,184,781
Shareholders’ deficiency
Common stock	630,279	630,279
Additional paid in capital	7,672	4,025
Accumulated deficit	(6,830,325)	(2,634,954)
Accumulated other comprehensive loss	(457,926)	(203,966)

Total shareholders’ deficiency	(6,650,300)	(2,204,616)
Total liabilities and shareholders’ deficiency	$13,524,739	$16,348,165

See accompanying notes to unaudited condensed financial information.